EXHIBIT 16.1

APRIL 13, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
OFFICE OF THE CHIEF ACCOUNTANT
450 Fifth Street, NW
Washington, DC 20549

Re:  Advance Nanotech, Inc.("ANI")
     File No.011-15499

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of ANI dated April 13, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,



/s/ Cacciamatta Accountancy Corporation


Copy to:
Mr. Magnus R. Gittins, CEO